Exhibit 31.2

CERTIFICATIONS

I, C. Andrew Smith, certify that:

1. I have reviewed this annual report on Form 10-K/A of Patterson-UTI Energy, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ C. Andrew Smith
C. Andrew Smith
Executive Vice President and
Chief Financial Officer

Date: February 14, 2020